Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209506 on Form S-3, Registration Statement No. 333-234393 on Form S-3D, and Registration Statements No. 333-212876 and No. 333-223619 on Form S-8, of our report dated March 11, 2020, relating to the financial statements of Phillips Edison & Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 11, 2020